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                                                                    EXHIBIT 23.3

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


     We hereby consent to the use of our opinion letter dated May 13, 1998 to the Board of Directors of New Plan Realty Trust included as Annex II to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of ERT Merger Sub, Inc., a wholly-owned subsidiary of Excel Realty Trust, Inc., with and into New Plan Realty Trust with New Plan Realty Trust surviving as a wholly-owned subsidiary of Excel Realty Trust, Inc., and to the references to such opinion in such Proxy Statement/ Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED

                                   By: /s/ Merrill Lynch, Pierce, Fenner & Smith
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                                           Incorporated
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August 10, 1998